Item 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Money Market Management, Inc. (the "Company") was held on May 15, 1998. The following items, which are required to be reported under this Item 77 C were approved at the meeting:

1.  To elect three Directors;

					SHARES VOTED	SHARES WITHHELD
DIRECTOR				            FOR		     AUTHORITY
Thomas G. Bigley			49,179,163		2,521,888
John E. Murray, Jr., J.D., S.J.D.		49,179,163		2,521,888
Nicholas P. Constantakis			49,179,163		2,521,888

Messers. Bigley, Murray and Constantakis, having been elected, now serve with the Company's Board of Directors which also consists of John F. Donahue, John T. Conroy, Jr., William J. Copeland,J. Christopher Donahue,
James E. Dowd, Esq., Lawrence D. Ellis, M.D., Edward L.
Flaherty, Jr., Esq., Peter E. Madden, Wesley W. Posvar, and Marjorie P. Smuts.

2. To approve or disapprove an amendment in the Company's fundamental investment policy on diversification of investments;

Shares voted affirmatively . . . . . . . . . .      46,222,637
Shares voted negatively . . . . . . . . . . .          1,537,164
Shares abstaining . . . . . . . . . . . . . . . .          2,949,860
Broker Non-Vote . . . . . . . . . . . . . . . .             991,390

3. To approve or disapprove an amendment changing from a fundamental to an operating policy the Company's policy regarding the maturity of money market securities in which it will invest;

Shares voted affirmatively . . . . . . . . .         46,876,158
Shares voted negatively . . . . . . . . . . .           1,082,885
Shares abstaining . . . . . . . . . . . . . . . .           2,750,618
Broker Non-Vote . . . . . . . . . . . . . . . .              991,390

4. To approve or disapprove changing from fundamental to an operating policy the Company's ability to invest in restricted securities;

Shares voted affirmatively . . . . . . . . . .       44,351,796
Shares voted negatively . . . . . . . . . . . .         3,259,886
Shares abstaining . . . . . . . . . . . . . . . . .         3,097,979
Broker Non-Vote . . . . . . . . . . . . . . . . .            991,390